Marsico Growth FDP Fund
010/01/08 - 12/31/08
Transactions Subject to Rule 10F-3

TRADE DATE	FUND NAME	SECURITY	AMOUNT PURCHASED	GROSS SPREAD (%)	% PURCHASED BY SUBADVISER	PRICE
11/6/08	Marsico Growth FDP Fund	Wells Fargo (WFC)	41,306	2.50%	0.01%	$27.00